Exhibit 10.18

[***] Certain identified information has been excluded from this exhibit because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

AMENDED AND RESTATED COMMERCIAL AGREEMENT

This AMENDED AND RESTATED COMMERCIAL AGREEMENT (this “Agreement”) is entered into as of December 15, 2020 (the “Effective Date”), by and between AST & Science, LLC, a Delaware limited liability company, on behalf of itself and its Affiliates (as defined below) (individually or collectively, as the context requires, “Company”), and Rakuten Mobile Singapore Pte. Ltd., a Singapore private limited company (“Rakuten”). Company and Rakuten shall each be referred to herein as a “Party” and collectively as the “Parties”.

Background

WHEREAS, the Parties previously entered into that certain Commercial Agreement, dated as of February 14, 2020 (the “Initial Commercial Agreement”);

WHEREAS, the Company has entered into a letter of intent with New Providence Acquisition Corp., a Delaware corporation (“NPA”), providing for a business combination between the Company and NPA to be structured as an “Up-C” reorganization (the “Reorganization”), that, if consummated, will result in shares in a new parent entity of the Company being publicly traded;

WHEREAS, the Initial Commercial Agreement does not contemplate the Reorganization (or any future reorganization if the Reorganization is not consummated) and the Parties believe that certain adjustments are required to the Initial Commercial Agreement in the event of any such reorganization;

WHEREAS, in addition, the Initial Commercial Agreement provides, among other things, that Rakuten will have the option to require the Company to redeem a percentage of its equity interests in the Company under certain conditions, and the Parties desire to modify such conditions and replace the redemption structure with a penalty payment provision, and to make such other changes to the Initial Commercial Agreement as reflected below; and

WHEREAS, in connection with the foregoing, the Parties desire to amend and restate the Initial Commercial Agreement in its entirety as set forth herein.

Agreement

NOW, THEREFORE, in consideration of the premises and of the undertakings and covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby amend and restate the Initial Commercial Agreement in its entirety and hereby agree as follows:

1. Network Capabilities; Ground Assets.

(a) Company shall sufficiently invest in building network capabilities in Japan compatible with the mobile network of Rakuten and its Affiliates. Company shall collaborate closely with Rakuten to ensure network compatibility with Rakuten’s licensed frequencies, including providing full coverage in Japan within 3GPP Band 3 frequencies with MIMO capability. Any changes to Company’s network design impacting coverage for Japan will require the prior written consent of Rakuten, and Rakuten will receive unlimited [***] rights and usage of capacity for its frequencies in Japan. Rakuten will pay the Company a $500,000 annual maintenance fee payable to Company or its successors commencing upon the launch of such coverage.

(b) Company, at Rakuten’s direction, shall have the responsibility for set up of ground communication assets in Japan (“Ground Assets”) (the specifics of which shall be mutually agreed upon by the Parties in writing), which shall be owned by Rakuten. Company shall provide $5 million (or such lesser amount as mutually agreed upon the Parties) towards the design, construction, acquisition and implementation of Ground Assets. Rakuten shall have unlimited rights and usage of the Ground Assets for its operations, including, but not limited to, satellite and other telecommunication communications. Company may utilize the ground assets to service customers in the air or waters over and around Japan, to extract data for maintenance and monitoring purposes, and to meet its obligations in Section 1(a) above and the KPIs in Section 2 below. Company shall not use the Ground Assets to the extent such use limits in any manner Rakuten’s rights or usage of such Ground Assets or capacity for its frequencies in Japan, and shall not sublicense any rights to the Ground Assets without Rakuten’s prior written consent. For purposes of this Agreement, “Affiliates” means any other party which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified party; provided, however, that for purposes of this definition, (i) “control”, as used with respect to any party, means the power to, directly or indirectly, direct the management or policies of such party, whether through the ownership of voting securities, by agreement or otherwise, and (ii) the terms “controls” and “controlled” have correlative meanings.

2. Key Performance Indicators; Redemption Option.

(a) Company shall adhere to the following commercial roadmap key performance indicators (“KPIs”): [***]

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(b) In the event that (i) Company does not meet the applicable KPIs in either Phase 3 or Phase 4 above by the deadline for all commercially available devices which support Band 3 frequencies, or (ii) Company voluntarily or involuntarily becomes subject to any bankruptcy proceedings, is declared insolvent by a court of competent jurisdiction, or makes an assignment for the benefit of creditors (collectively “Bankruptcy”), then the Company shall pay to Rakuten a penalty amount of USD $10 million (the “Penalty Payment”); provided, that, (a) the Penalty Payment shall not be triggered if (x) the Company’s failure to meet the above KPIs arises or results from any failure or delay in the Company’s receipt of any governmental or third party approval, consent, or waiver, or despite Company’s reasonable best efforts, failure by any governmental authority or third party to take any other action, required in connection with the Rakuten rollout or above KPIs and (y) the requirement for the Company to receive any governmental or third party approval, consent or waiver or for any governmental authority or third party to take any other action in connection with the Rakuten rollout or KPIs is triggered by the identity of Rakuten, Rakuten’s business or operations in a particular jurisdiction, Rakuten’s affiliation with the Company, or Rakuten’s action or inaction with respect to any information or cooperation requested by the Company that is necessary or appropriate to obtain any such approval, consent, waiver or other government action, (b) subject to the foregoing clause (a) the Penalty Payment shall be extended as reasonably appropriate (the “Extension Period”) if Company’s failure to meet the above KPIs arises or results from any failure or delay in the Company’s or Rakuten’s receipt of any governmental or third party approval, consent, or waiver, or despite Company’s reasonable best efforts, failure by any governmental authority or third party to take any other action, required in connection with the Rakuten rollout or above KPIs (with 6 months to be a maximum Extension Period with respect to delays in the Company’s receipt of any such approvals, consents or waivers) and (c) in no event shall the Company (or, for sake of clarity, any other person or entity) be required to pay the Penalty Payment on more than one occasion, it being agreed that, subject only to the incremental interest potentially payable in accordance with the immediately following sentence, the maximum amount payable in respect of any failure to meet Phase 3 or 4 KPIs under this Agreement shall be the one-time Penalty Payment of USD $10 million (resulting from the first to occur of Company’s failure to meet the Phase 3 or Phase 4 KPIs under this Agreement) and no subsequent Penalty Payment would be required in the event of a Bankruptcy). In the event that Company is unable to make the Penalty Payment, the Penalty Payment amount shall convert into a promissory note with 8% accruing interest and, unless prohibited by Delaware law, paid in 12 quarterly installments over a 3 year term (able to be prepaid at Company’s election) and which will accelerate upon any “Change of Control” (as defined below) of Company. For purposes of this Agreement, a “Change of Control” shall mean any event constituting a “Deemed Liquidation Event” or similar term in Company’s Fourth Amended and Restated Limited Liability Company Operating Agreement, as amended from time to time, or Company’s Certificate of Incorporation if Company converts from a limited liability company into a corporation, or the governing charter document of any successor entity in the event of a reorganization.

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3. Partner Markets. Preferential commercial terms shall be offered in Rakuten Partner Markets (as defined below) to the extent permissible under applicable economic sanctions and export control laws, which shall be at a minimum “as good as” the terms offered to the primary mobile operator in those markets. Exceptions, where exclusivity is desirable, may be negotiated on a good faith basis by the Parties, on a case by case basis. For purposes herein, the “Rakuten Partner Markets” means: [***].

4. Restricted Investors. Without the prior written consent of Rakuten, Company shall not receive investment from, or enter into a strategic partnership with, the following parties: [***], and all their respective Affiliates, and any other company that operates a fixed line or mobile business in Japan that has its headquarters in Japan (each such party, a “Restricted Investor”); provided, however, that the foregoing will not limit in any way (i) acquisitions of any publicly traded securities by any Restricted Investor, (ii) acquisition of securities by any Restricted Investor in a bona fide underwritten offering of such securities, or (iii) receipt by any Restricted Investor of securities by way of dividend, distribution or otherwise (e.g., a stock dividend, or distribution of rights pursuant to any “poison pill” or similar plan).

5. No Conflicting Agreements. The Company shall not (and shall cause its Affiliates not to) enter into any agreement (or any term sheet, letter of intent or other document or commitment, in which the Company or its Affiliates agrees to enter into any agreement or otherwise) that grants any other party rights that would prohibit the Company and its Affiliates from fulfilling its obligations under this Agreement.

6. Term. The term of this Agreement shall commence on the Effective Date and shall continue for so long as Rakuten or its Affiliates own a majority of the Series B Shares purchased by Rakuten upon the Effective Date or the equity interests into which the Series B Shares convert or are exchanged for and including issuances in respect of any such shares including in respect of any reorganization of Company; provided, however, that if Rakuten no longer owns such Series B Shares or equity interests as a result of a Change of Control of Company, all provisions of this Agreement shall remain in effect other than Sections 2 and 4 above and Company’s successor shall fulfil the obligations of Company hereunder. For purposes of clarity, no transfer of such Series B Shares or equity interests by Rakuten to an Affiliate shall cause the termination of this Agreement.

7. Further Assurances. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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8. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page hereto, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 8. If notice is given to the Company, a copy shall also be sent to David Kantaros, Esq., c/o Foley & Lardner LLP, 111 Huntington Avenue, Suite 2500, Boston, Massachusetts 02199, Email: [●], and if notice is given to Rakuten, a copy shall also be sent to Rakuten’s outside legal counsel, Terrence M. Kerwin, Esq. of Fox Rothschild LLP, at [●].

9. Miscellaneous.

(a) This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof, and merges all prior negotiations and drafts of the Parties with regard to the transactions contemplated herein and therein. Any and all other written or oral agreements existing between the Parties hereto regarding such transactions are expressly canceled.

(b) Any term of this Agreement may be amended or waived with the written consent of the Parties or their respective successors and assigns. Any amendment or waiver affected in accordance with this section shall be binding upon the Parties and their respective successors and assigns. Any waiver of a breach of this Agreement shall not be deemed to be a waiver of any subsequent breach. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring.

(c) The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(d) If any action at law or in equity is necessary to enforce or interpret the terms of any of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

(e) This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware. The Parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

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(f) This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(g) Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity on such Party, and the exercise of any one remedy will not preclude the exercise of any other.

Waiver of Jury Trial: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[signature page follows]

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IN WITNESS WHEREOF, the Parties hereto have entered into this Commercial Agreement on the day and year first above written.

AS&T SCIENCE, LLC

By:	/s/ Abel Avellan
Name:	Abel Avellan
Title:	Chairman & CEO

Address:
Midland Intl. Air & Space Port
2901 Enterprise Lane
Midland, TX 79706
Attn: Tom Severson, CFO

Rakuten Mobile Singapore PTE. LTD.

By:	/s/ Takashi Watanabe
Name:	Takashi Watanabe
Title:	Director

Address:
c/o Rakuten Mobile Singapore PTE. LTD.
Attn: Mitsuru Koyama
1-14-1 Tamagawa, Setagaya-ku
Tokyo 158-0094 Japan